UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) June 20, 2007

OLD REPUBLIC INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.                                Other Events.

The Board of Directors of Old Republic International Corporation (the “Company”) approved the extension of benefits afforded by the Company’s existing shareholders rights plan, dated as of June 26, 1997 (the “Existing Agreement”), by amending and restating its existing provisions in an Amended and Restated Rights Agreement dated as of June 26, 2007 (the “Amended Agreement”).  The Amended Agreement, like the Existing Agreement, is intended to deter coercive or abusive tender offers and market accumulations.  The Amended Agreement encourages an acquiror to negotiate with the Company’s Board of Directors and enhances the Board’s ability to act in the best interest of all the Company’s shareholders.

In addition to changing the name of the Rights Agent to recognize its successor and extending the term of the Existing Agreement from June 26, 2007 to June 26, 2017, amendments to the provisions of the Existing Agreement include:   the elimination of the sixty (60) day limitation period for exercise in Section 11(a)(ii); a reduction in the redemption price and the elimination of the redemption window period under Sections 23(a)(i) and 23(a)(ii); the elimination of the provision prohibiting a newly-elected board from redeeming the Rights for a period of one hundred eighty (180) days under the former Section 23(b); the amendment of the exchange provision in Section 24 to permit the exchange of Rights for common stock at any time; and, the elimination of the ability to shorten or lengthen time periods under Section 27.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which has been filed as Exhibit 4.1 to the Company’s Amendment No. 2 on Form 8-A/A-2 filed with the Securities and Exchange Commission on June 20, 2007 and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)                             Exhibits.

                  99.1           Press release dated June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            OLD REPUBLIC INTERNATIONAL CORPORATION
            Registrant

Date:  June 20, 2007                                                                      By: /s/ Spencer LeRoy III
                                            Spencer LeRoy III,
                                            Senior Vice President, General Counsel and Secretary